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                                                                    EXHIBIT 10.6

                                 LOAN AGREEMENT


         THIS AGREEMENT is made as of this 25th day of September 2002, by and between THE CHATEAUX, LLC, a Nevada limited liability company ("Borrower"), whose address is 3745 Las Vegas Blvd. South, Las Vegas, NV 89109; and GRAND CASINOS NEVADA I, INC., a Minnesota corporation ("Lender"), with offices at 130 Cheshire Lane, Minnetonka, MN 55305.

         In consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Collateral Documents" shall mean the following documents, each of which shall be in form and substance acceptable to Lender, in its sole and absolute discretion:

                  1.1.1 A Promissory Note in the amount of One Million and No/100 Dollars ($1,00,000.00), dated of even date herewith, from Borrower to Lender (the "Note").

                  1.1.2 A Guaranty (the "Guaranty") executed by Diamond Resorts, LLC (the "Guarantor").

                  1.1.3 A Collateral Pledge Agreement (the "Pledge Agreement") executed by the Guarantor, granting a security interest in the Guarantor's membership interests in the Borrower to secure the Guaranty.

                  1.1.4 UCC-1 Financing Statement covering the collateral described in the Pledge Agreement.

         1.2 "Improvements" shall mean the proposed timeshare sales center to be installed and constructed by Guarantor on the Property, including without limitation leasehold improvements, trade fixtures, furniture and equipment, all of which are intended to be owned and used primarily for the benefit of Borrower.

         1.3 "Loan" shall mean the loan referred to in Article 2 hereof as evidenced by the Note, but only to the extent Lender is required to make advances under the provisions of this Agreement.

         1.4 "Organizational Documents" shall mean the following documents, each of which shall be in form and substance acceptable to Lender, in its sole and absolute discretion:

                  1.4.1 A certified copy of the Articles of Organization for the Borrower.


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                  1.4.2 A copy of the Operating Agreement, for the Borrower, certified as true, correct and complete by an officer of the Borrower.

                  1.4.3 Copies of the Resolutions of all members and board of governors of Borrower authorizing the execution and delivery of this Agreement, the Note, and the other Collateral Documents certified as true, correct and complete by one or more officers of Borrower.

                  1.2.1. A copy of the Certificate of Good Standing for Borrower.

                  1.2.2. A certified copy of the Articles of Organization for the Guarantor.

                  1.2.3. A copy of the Operating Agreement, for the Guarantor, certified as true, correct and complete by an officer of the Guarantor.

                  1.2.4. Copies of the resolutions of all members and board of governors of Guarantor authorizing the execution and delivery of the Guaranty and the other Collateral Documents to be executed by Guarantor, certified as true, correct and complete by one or more officers of Borrower.

                  1.2.5. A copy of the Certificate of Good Standing for Guarantor.

         1.5 "Project Costs" shall mean the costs of the materials, supplies, furniture, equipment and labor actually incorporated into the Improvements, and of the building permit therefore, all as itemized in the Sworn Construction and Project Cost Statement for such Improvements, approved by Lender.

                  1.5.1 "Project Documents" shall mean the following documents, all of which shall be in form and substance acceptable to Lender, in its sole and absolute discretion:

                  1.5.2 The plans and specifications ("Plans") for the Improvements approved by Lender.

                  1.5.3 Executed sales and marketing Agreement between the Borrower and the Guarantor (the "Marketing Agreement").

                  1.5.4 Executed Commercial Lease Agreement between the Guarantor and Nevada Resort Properties Polo Towers Limited Partnership, a Nevada limited partnership that owns the Property, to which lease agreement the Borrower is a third party beneficiary (the "Lease").

                  1.5.5 Certificates or Policies, as Lender shall determine, of Builders' Risk 100% Non-Reporting Completed Value Form Insurance, in amounts approved by Lender.

                  1.5.6 Certificates of Public Liability Insurance providing for coverage of not less than $2,000,000.00 combined single limit, Workers' Compensation Insurance, fire and extended coverage insurance and all other insurance required by Lender.



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                  1.5.7 A Sworn Construction and Project Cost Statement,
         certified to by Borrower, for the Improvements stating and itemizing in full the Project Costs for the Improvements and certifying that they are fair and reasonable.

                  1.5.8 A schedule of the estimated time and amount of the advances to be requested by Borrower under Article 5 hereof to complete the Improvements (the "Improvement Estimate").

                  1.5.9 If requested by Lender, signed copies of all construction contracts ("Construction Contracts") executed by Borrower and/or Borrower's contractors and subcontractors ("Contractors") for labor, equipment, materials or supplies with respect to the Improvements.

                  1.5.10 If requested by Lender, an assignment or assignments of the Construction Contracts permitting Lender to complete the Improvements in the case of a default by Borrower. Lender in its reasonable discretion may require one or more of the Contractors to consent to such an assignment or assignments by Borrower to Lender.

                  1.5.11 All building and occupancy permits and such other evidence as Lender shall request to establish that all necessary building, zoning and rezoning, planned unit development, subdivision, platting and environmental protection and land use permits and approvals have been obtained, and that the Improvements, as constructed, and the occupancy thereof will comply in all respects with all applicable ordinances, including building, zoning and rezoning, planned unit development, subdivision, platting and environmental protection and land use

                  1.5.12 Copies of all contracts entered into by Borrower with architects and engineers relating to the Improvements.

         1.6 "Property" shall mean the "Premises" as defined in the Lease.

                                   ARTICLE 2.

                                    THE LOAN

         2.1 Lender shall, subject to the terms and conditions of this Agreement, lend to Borrower, and Borrower shall borrow from Lender, up to the aggregate principal amount of One Million and No/100 Dollars ($1,000,000.00) for the purpose of Borrower's reimbursement of the Project Costs incurred by Guarantor under the Marketing Agreement. The Loan and Borrower's obligation to repay the Loan shall be evidenced by the Note. The Loan, or so much thereof as is from time to time outstanding, shall bear interest as set forth in the Note. All such interest shall commence as of the date of advances by Lender made pursuant to this Agreement. The Loan shall be advanced in stages in accordance with, and subject to the terms and conditions of Articles 3, 4 and 5 of this Agreement. The Loan shall be due and payable from the first available cash flow of the Borrower, excluding any member's required capital contribution, and prior to any distribution to any of the Borrower's members, and in any event shall be payable in full upon the earliest of the following:



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                  2.1.1 The closing of any construction financing with respect to Borrower's time-share units.

                  2.1.2 Such time as Lender is no longer a member of the Borrower; provided that Lender is not in violation of the Operating Agreement of the Borrower.

                  2.1.3 Such time as the Lender reasonably believes that the Guarantor has abandoned the Project or is no longer able to complete the Project due to financial or other reasons.

                  2.1.4 October 1, 2004.

         2.2 Anything herein to the contrary notwithstanding, it is specifically understood and agreed that all funds furnished by the Lender and employed in performance of the obligations of the Borrower under this Agreement shall be deemed advanced by the Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are furnished. Funds advanced by the Lender in the reasonable exercise of its judgment that the same are needed to complete the Improvements or to protect its security are to be deemed obligatory advances hereunder and are to be added to the total indebtedness secured by the Note and Mortgage and other Collateral Documents and said indebtedness shall be increased accordingly.

         2.3 Until the Loan has been paid in full, Borrower (i) shall not make any distributions to its members, pursuant to its Operating Agreement or otherwise; and (2) shall not make any payments on any loan to Borrower from the Guarantor.

                                   ARTICLE 3.

                      CONDITIONS PRECEDENT TO ALL ADVANCES

         3.1 The following shall be conditions precedent to the first advance and all subsequent advances for the construction of Improvements under this
Agreement:

         3.2 Borrower shall deliver, without expense to Lender, the Collateral Documents, and Organizational Documents, each to be duly executed to the extent required by Lender and approved by Lender's legal counsel and if applicable, recorded with the appropriate public recording office. All filing fees, charges and expenses shall have been paid by Borrower.

                  3.2.1 Borrower shall not be in default under this Agreement or under any of the Collateral Documents.

                  3.2.2 There shall have been no material adverse change in the financial condition of Borrower prior to any advance.

                  3.2.3 Borrower shall deliver, without expense to Lender and for review and comment by Lender, a copy of the construction bid for the Improvements.



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
                  3.2.4 Borrower shall deliver, without expense to Lender, copies of all Project Documents for the Improvements, each to be duly executed to the extent required by Lender and approved by Lender's legal counsel.

                  3.2.5 Borrower shall provide Lender with the name of each Contractor who contracts, either directly or indirectly, for any work to be done, material supplied or services furnished in connection with constructing the Improvements. Borrower will keep advised at all times of the names of all Contractors, and the type of work or material and the amount covered by each of their respective Construction Contracts and will furnish Lender with copies of all such Construction Contracts. It is understood that only Contractors who actually perform work or supply material and whose names and contract descriptions have been furnished to Lender shall be entitled to receive advances under this Agreement.

                                   ARTICLE 4.

                    ADVANCES AND DISBURSEMENTS UNDER THE LOAN

         4.1 Upon at least five (5) days' prior written request by Borrower for an advance under the Loan, made no more often than once a month, Lender shall advance to Borrower for Project Costs pursuant to a draw request ("Draw Request") in form and substance prescribed by Lender and containing a breakdown of the Project Costs. Borrower shall submit to Lender all lien waivers and other evidence required by Lender from the previous advances prior to disbursement of any further advance. No portion of any advance shall be used for any purpose other than the payment of Project Costs.

         4.2 If interest has accrued on the Loan and is unpaid, or if Borrower has failed to make when due any payments required under the terms and conditions of this Agreement or the Collateral Documents, or if fees are payable to Lender hereunder, Lender shall be, and hereby is, authorized to advance, for payment to Lender from the proceeds of the Loan, the total amount of such accrued interest, payments and fees (whether or not a Draw Request has been submitted by Borrower), and the same shall be deemed to be an advance of the proceeds of the Loan under this Agreement in the same manner and with the same effect as if advanced under the provisions of Section 2.2 above.

         4.3 No advance will be made for payment of any profit or overhead to Borrower unless specifically approved by Lender.

         4.4 If Borrower shall withhold any sums from any Contractor, Lender may withhold from Borrower a like sum or sums. Such sums withheld by Lender, when paid out, will be paid out directly to the Contractor.

         4.5 All sums advanced and disbursed under this Agreement shall be disbursed under and secured by the Collateral Documents.




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                                   ARTICLE 5.

                     COVENANTS, WARRANTIES, REPRESENTATIONS
                           AND AGREEMENTS OF BORROWER

         5.1 Borrower warrants and represents:

         5.2 that the Borrower is a Nevada limited liability company, duly organized and validly existing under the laws of the State of Nevada.

                  5.2.1 That the making and performance of this Agreement and the execution and delivery of the Note and other Collateral Documents do not result in the breach of, or constitute a default under, or result in the creation of any lien or encumbrance upon any property or assets of Borrower pursuant to any indenture or loan or credit agreement or other agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected (other than the Collateral Documents).

                  5.2.2 That this Agreement and the Collateral Documents are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

                  5.2.3 That the Note, when duly executed and delivered for value, will constitute the legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

                  5.2.4 That there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties or operations of Borrower or on the ability of Borrower to perform this Agreement.

         5.3 Borrower covenants and agrees:

                  5.3.1 That all advances under the Loan after payment of existing mortgage liens on the Property shall be used solely to pay Project Costs; that the Property and Improvements do and shall comply with all applicable ordinances, regulations and laws of governmental departments and agencies having jurisdiction over the Property and do not and shall not violate any set-back requirements, private restrictions or covenants or encroach upon or interfere with easements affecting the Property; that Borrower will carry on continuously, diligently and with reasonable dispatch the construction of the Improvements in accordance with the Plans, free from all mechanic's, laborer's, and materialman's liens and in a good and workmanlike manner and shall complete construction of the Improvements in a timely manner.



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                  5.3.2 To keep, perform, enforce and maintain in full force and effect all of the terms, covenants, conditions and requirements of this Agreement, the Collateral Documents and the Project Documents; not to amend, cancel, change, terminate, supplement or waive any of the terms, covenants or conditions of the Collateral Documents or Project Documents without the consent of Lender.

                  5.3.3 Upon the demand of Lender for reasonable cause, from time to time and at any time, to deliver to Lender updated and recertified copies of the Collateral Documents and Project Documents.

                  5.3.4 Not to create, permit to be created, or allow to exist any liens, charges or encumbrances on the Property and Improvements.

                  5.3.5 Not to assign this Agreement or any interest herein or all or any part of any advances to be made hereunder except with Lender's prior written consent.

                  5.3.6 To pay to Lender, upon demand, all filing fees and all other out-of-pocket expenses, if any, directly incurred and from time to time hereafter incurred by Lender in enforcing the terms and conditions of this Agreement or any document herein referred to (other than the Operating Agreement is effect with respect to the Borrower, which shall remain unaffected by this Agreement), or in exercising any of the rights granted to Lender herein or in any such document herein referred to, whether suit be brought or not. Borrower shall remain obligated to pay such out-of-pocket expenses incurred by Lender in connection with the Loan notwithstanding any cancellation of this Agreement.

                  5.3.7 To set up and maintain accurate and complete books, accounts and records pertaining to the construction of the Improvements and the Project Costs in a manner consistent with generally accepted accounting principles and practices. Lender and its representatives, shall have the right at all reasonable times to inspect, examine and copy all books and records of Borrower relating to the Improvements and Project Costs, and to enter and have free access to the Property and to inspect all work done, labor performed and material furnished in or about the same. Notwithstanding the foregoing, Borrower shall be responsible for making inspections of the Improvements during the course of construction and shall determine to its own satisfaction that the work done or materials supplied by the Contractors have been properly supplied in accordance with the applicable Construction Contract. Borrower shall defend and hold Lender harmless and Lender has and shall have no liability or obligation of any kind to Borrower or creditors of Borrower, in connection with any defective, improper or inadequate workmanship or materials brought in or arising out of the Improvements or the Property, or any mechanic's liens arising as a result of any workmanship or materials expended or placed in or on the Improvements or the Property. Upon Lender's request, Borrower shall replace or cause to be replaced any such defective, improper or inadequate workmanship or materials. Any inspections made by Inspector are for the sole benefit of Lender and neither Borrower nor any creditor of Borrower shall be entitled to rely on any inspections.

                  5.3.8 To make no changes in the Plans for the Improvements aggregating more than $25,000.00 and/or aggregating more than $50,000.00 for all of the anticipated



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improvements constructed without prior approval of Lender and Borrower's proposed manner of paying for any such changes shall also be subject to Lender's prior approval.

                  5.3.9 Not to lease, sell, assign, mortgage, encumber or convey (whether by contract for deed or otherwise), or otherwise transfer, all or any part of the interest of Borrower in all or any part of the Property and Improvements, without obtaining, in each instance, the prior written approval of Lender which approval can be withheld for any reason.

                  5.3.10 To pay all real estate taxes and installments of special assessments payable therewith as and when they become due and payable, and insurance premiums with respect to the insurance required to be maintained by Borrower under the terms of this Agreement or any of the Collateral Documents, and utility charges incurred by Borrower prior to or during the term of this Agreement.

                  5.3.11 To comply with the Marketing Agreement and the Lease.

         5.4 The warranties, agreements, covenants and representations in this
Article 6 shall be deemed to have been renewed and restated by Borrower at the time of each advance under the Loan after the date hereof, unless Borrower notifies Lender in writing of any change therein prior to the time of such advance.

                                   ARTICLE 6.

                              DEFAULT AND REMEDIES

         6.1 The occurrence of any of the following events shall constitute a default under this Agreement:

                  6.1.1 If Borrower shall fail to pay principal or interest when due under the Note; and such amount remains unpaid for a period of ten (10) days after the date on which the Lender has given Borrower written notice of such default.

                  6.1.2 If Borrower or Borrower's Contractors, abandons construction of the Improvements or unreasonably delays or ceases work thereon for a period of thirty (30) days, or delays construction or permits construction to be delayed for any period of time so that the completion of the Improvements cannot be accomplished, in the reasonable judgment of Lender, in a timely manner.

                  6.1.3 If Borrower, or Borrower's Contractors, shall fail to keep, enforce, perform and maintain in full force and effect any provision of this Agreement or any of the Collateral Documents or Project Documents, provided if such failure is for other than the nonpayment of money when due, then such failure shall continue for a period of fifteen (15) days after notice of such failure is given to Borrower by Lender or for such longer period of time as is required to cure the default if the same cannot reasonably be cured within said 15 day period and Borrower is using all reasonable efforts to cure the same but in no event more than 60 days.

                  6.1.4 If any representation or warranty is made by Borrower herein, or in any certificate or document furnished pursuant hereto, or submitted with or in support of the




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application to Lender for the Loan, proves untrue in any material respect in the reasonable opinion of Lender.

                  6.1.5 If Borrower shall become insolvent, however defined, or shall initiate or have initiated against it, voluntarily or involuntarily, any act, process or proceeding under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors, including but not limited to filing for protection under the bankruptcy laws or having bankruptcy proceedings commenced against it.

                  6.1.6 If the Improvements are materially damaged or destroyed by fire or other casualty and the loss is not adequately covered by equity funds of Borrower or insurance proceeds actually collected or in the process of collection.

                  6.1.7 If at any time any advance under the Loan is requested by Borrower there is, in Lender's sole opinion, any material adverse change in Borrower's business or financial condition from that which existed on the date hereof.

                  6.1.8 If Borrower shall sell or otherwise transfer the Property or Improvements, or any interest therein, or Borrower shall further encumber the same, without prior written approval of Lender.

                  6.1.9 If the undisbursed Loan proceeds are insufficient, in the sole opinion of Lender, to complete the Improvements and pay the remaining Project Costs, and Borrower has failed , upon demand by Lender, to give the Lender reasonable assurance that Borrower has sufficient funds to pay such excess costs.

                  6.1.10 If Borrower shall default on any other obligation of Borrower to Lender.

     6.2 In the event of a default as defined in Section 7.1 hereof, Lender, at its option, in addition to any other remedies to which it might by law be entitled, shall have the right to do one or more of the following:

                  6.2.1 To refrain from making any advance under this Agreement, but Lender may make advances after the happening of any such event without hereby waiving the right to refrain from making other or further advances or to exercise any of the other rights Lender may have.

                  6.2.2 To perform any and all work and labor necessary to complete all or part of the Improvements contemplated by this Agreement and to do all things necessary or incidental thereto. Lender may, in its discretion, at any time, abandon work on the Improvements after having commenced such work, and may recommence such work at any time, it being understood that nothing herein shall impose any obligation on Lender to complete the Improvements.

                  6.2.3 To perform such other acts or deeds which may be necessary to cure any default existing under this Agreement or under the Collateral Documents or Project Documents and, to this end, it is hereby agreed as follows:



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                  6.2.3.1 All sums expended by Lender in effectuating its rights under this Agreement shall be deemed to have been paid to Borrower hereunder and shall become a part of Borrower's indebtedness to Lender under this Agreement and shall be secured by the Collateral Documents, whether or not such sums, when added to all previous advances made hereunder, exceed the Loan, such additional sums advanced by Lender if in the reasonable exercise of Lender's discretion are necessary to complete the Improvements shall be deemed obligatory advances hereunder.

                          6.2.3.1.1 Borrower hereby constitutes and appoints
Lender its true and lawful attorney-in-fact with full power of substitution either in the name of Lender or in the name of Borrower:

                          6.2.3.1.2 To complete or cause to be completed all or
any part of the Improvements; to use the Plans; to make such reasonable additions and changes and corrections in the Plans which Lender shall deem reasonably necessary or desirable to complete all or any part of the Improvements; to use any funds which may remain unadvanced under this Agreement; to employ such contractors, subcontractors, agents, architects and inspectors and enter into such contracts and arrangements as shall be required for such purposes; to pay, settle or compromise all existing bills and claims which may be liens against the Property or Improvements or as may be necessary or reasonably desirable for the completion of the work or clearance of title; to examine and execute all applications and certificates relating to construction of the Improvements in the name of Borrower, to prosecute and defend all actions or proceedings in connection with the construction work on, or any other matter relating to, the Property or Improvements and to do any and every act in connection with the matters contemplated by this Agreement which Borrower might do in its own behalf;

                          6.2.3.1.3 To enforce by any means that Lender then
deems necessary or advisable, all of the terms, covenants, and conditions of the Collateral Documents and Project Documents;

                          6.2.3.1.4 Without limiting the foregoing, to perform
each of the terms, covenants and conditions to be kept and performed by Borrower under this Agreement, and any of the Collateral Documents and Project Documents; and

                          6.2.3.1.5 To do all things that Lender then deems
necessary or advisable, including, without limitation, the execution of instruments in the name of Borrower or as attorney-in-fact for Borrower, for the purpose of carrying out the powers enumerated in 7.2.3.2.1-3 of this subsection; provided, however, that Lender (i) shall limit the exercise of its powers herein granted solely to acts in connection with the Property and the Improvements, and to completion of the Improvements and payment of all costs and expenses therefor; (ii) if it enters into new contracts for the completion of the Improvements, shall do so in its name and not as agent or attorney for Borrower; and (iii) in exercising its powers herein granted, shall not add to or increase Borrower's obligations or liabilities beyond those undertaken or agreed to by Borrower by this Agreement. The immediately preceding provisions (i), (ii), and
(iii) shall not relieve Borrower of its obligation under this Agreement to provide the equity funds necessary to complete the Improvements.





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
             The powers herein granted to Lender shall be deemed to be powers coupled with an interest and the same are irrevocable.


         6.3 To cancel this Agreement.

                  6.3.1 To bring appropriate action to enforce such performance and the correction of such failure or default.

                  6.3.2 To declare the entire unpaid principal of the Note and any other note between Borrower and Lender, and all accrued interest thereon immediately due and payable without notice.

                  6.3.3 Terminate Lender's obligations under this Agreement without notice to Borrower.

                  6.3.4 Commence an action to enforce specifically Borrower's performance of its obligations under the Loan Documents.

                  6.3.5 Exercise any and all other rights and remedies available at law or in equity.

         6.4 No right or remedy by this Agreement, or by any document or instrument delivered by Borrower pursuant hereto, conferred upon or reserved to Lender shall be or is intended to be exclusive of any other right or remedy, and each and every right or remedy shall be cumulative and in addition to any other right or remedy now or hereafter existing at law or in equity or by statute.

         6.5 Except as Lender may hereafter or otherwise agree in writing, no waiver by Lender of any breach by or default of Borrower, in any of its obligations, agreements or covenants under this Agreement shall be deemed to be a waiver of any subsequent breach of the same, or any other obligation, agreement or covenant, nor shall any forbearance by Lender to seek a remedy for such breach be deemed a waiver of its rights and remedies with respect to such breach, nor shall Lender be deemed to have waived any of its rights and remedies unless it be in writing and executed with the same formality as this Agreement

                                   ARTICLE 7.

                                  MISCELLANEOUS

         7.1 All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, registered or certified mail, postage prepaid, and addressed to the locations set forth on page 1 hereof, or addressed to any such party at such other address as such party shall hereafter furnish by such notice to the other parties.

         7.2 This Agreement shall be construed according to the internal laws (other than conflict laws) of the State of Minnesota. However, Clark County, Nevada shall be the exclusive




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venue for any action brought in Federal or state court by any party in any way related to this Agreement.

         7.3 If any term, condition, or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held to be invalid or unenforceable, the remainder thereof and the application of such term, provision, and condition to persons or circumstances other than those as to whom it shall be held invalid or unenforceable shall not be affected thereby, and this Agreement and all the terms, provisions and conditions hereof shall, in all other respects, continue to be effective and to be complied with to the full extent permitted by law. No change in the provisions hereof shall be valid unless in writing and signed by Borrower and Lender.

         7.4 Borrower acknowledges that Lender may, and shall have the right to, sell participation interests in the Loan.

         7.5 During the construction period of the Improvements, Lender shall have the right to inspect the Improvements. If Lender determines that the construction of the Improvements is not in accordance with the Plans, Borrower agrees to take such actions as is necessary to bring the construction into compliance with the Plans.

         7.6 If the interest provided for by the Note and this Agreement shall become in conflict with the applicable statutory interest rate limitations now or hereafter in effect, Borrower shall pay only such interest as would legally be permitted; provided, however, that if the defense of usury is unavailable to Borrower, Borrower shall pay interest as provided for in the Notes. If for any reason interest in excess of the amount as limited in the foregoing sentence shall have been paid under the Note, whether by reason of acceleration or otherwise, then any such excess interest shall constitute and be treated as a payment of principal thereunder and shall operate to reduce such principal by the amount of such excess, or if more than the then principal indebtedness, such excess shall be refunded.

         7.7 Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Agreement, the Note, any other Collateral Documents or any security or guaranty for the Note, waives any argument that venue in such forums is not convenient. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors and assigns in interest.

         7.8 Notwithstanding any provision contained herein or in the Collateral Documents to the contrary, it is agreed that the maximum principal amount of advances to be made by Lender to Borrower under the Collateral Documents shall be $1,000,000.00.

         7.9 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors and assigns in interest.

         7.10 All Collateral Documents shall be construed to give full force and effect to each provision thereof. However, to the extent there is an express conflict between any of the provisions of any of the Collateral Documents, the provisions of the Mortgage, to the extent permitted by law, shall control.

         7.11 BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY. BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF BORROWER'S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF LENDER AND BORROWER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, ANY RELATED AGREEMENTS OR OBLIGATIONS THEREUNDER. BORROWER HAS READ ALL OF THIS CONSTRUCTION LOAN AGREEMENT AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS CONSTRUCTION LOAN AGREEMENT. BORROWER ALSO AGREES THAT COMPLIANCE BY LENDER WITH THE EXPRESS PROVISIONS OF THIS CONSTRUCTION LOAN AGREEMENT SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            BORROWER:

                                            THE CHATEAUX, LLC

                                            By:      /s/ Stephen J. Cloobeck
                                                 -------------------------------
                                              Its:   Managing Member
                                                    ----------------------------


                                            LENDER:

                                            GRAND CASINOS NEVADA I, INC.

                                            By:      /s/ Lyle Berman
                                                 -------------------------------
                                              Its:   CEO
                                                   -----------------------------





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